U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           Date of Report: May 2, 2005



                                 PETROGEN CORP.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



        00-25579                                         87-0571853
(Commission file number)                    (I.R.S. Employer Identification No.)



                             3200 Southwest Freeway
                                   Suite 3300
                              Houston, Texas 77027
                    (Address of Principal Executive Offices)

                                  713.402.6115
                           (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

Appointment of Chief Financial Officer

         On May 2, 2005, the board of directors of Petrogen Corp., a Nevada corporation (the "Company"), pursuant to written unanimous consent, appointed Brian Fiddler as the Chief Financial Officer of the Company effective May 2, 2005.

         Mr. Fiddler has over nineteen years of public market experience in accounting, finance and corporate governance primarily in the resource sector. Since 1982, Mr. Fiddler has been engaged in a public accounting practice, known as Brian Fiddler, CGA, pursuant to which he provides financial and consulting services. Mr. Fiddler's duties and responsibilities on behalf of the Company will generally entail financial reporting, establishing internal procedures and controls, and structuring the financial reporting transition of the Company from oil and gas exploration to oil and gas production. Mr. Fiddler will also assume the treasury functions of the Company. Currently, Mr. Fiddler is also the chief financial officer of Hard Creek Nickel Corporation, a junior resource company listed on the TSX Venture Exchange. Mr. Fiddler is a member of the Certified General Accountants Association of British Columbia and of the Certified General Accountants' Association of Canada.

         As of the date of this Report, the Company does not have any contractual arrangements with Mr. Fiddler.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          Not applicable.


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                                   SIGNATURES


         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                 PETROGEN CORP.


Date:  May 3, 2005               By:/s/ SACHA SPINDLER
                                    _________________________________________
                                      Sacha Spindler, Chief Executive Officer